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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference into this Registration Statement
(Form S-1 No. 333-     ) of Marshall Edwards, Inc. (a development stage company)
for the registration of 92,000 common stock units, to the reference to our firm under the captions "Summary Historical Consolidated Financial Data" and "Experts" and our report dated July 31, 2003, which is included in Amendment No. 3 to Registration Statement (Form S-1 No. 333-109129) and related Prospectus of Marshall Edwards, Inc. (a development stage company) for the registration of 2,300,000 common stock units.

                                             /s/ Ernst & Young LLP

Stamford, Connecticut
December 17, 2003